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                      Exhibit 3(i)(b)
                      _______________


                  CERTIFICATE OF AMENDMENT
                   OF THE CERTIFICATE OF
            INCORPORATION OF USLIFE CORPORATION


     UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

     We, the  undersigned, Gordon E. Crosby, Jr. and Richard
G. Hohn,  being respectively  the Chairman  of the Board and
the  Corporate   Secretary  of  USLIFE  Corporation,  hereby
certify that:

     1.   The  name  of  the  Corporation  is  USLIFE
          Corporation   (formerly    USLIFE   Holding
          Corp.).

     2.   A Restated  Certificate of Incorporation of
          said   Corporation   was   filed   by   the
          Department of State on November 15, 1993.

     3.   In order  to increase  the aggregate number
          of shares of common stock, par value of one
          dollar   ($1)    per   share,   which   the
          Corporation shall  have authority  to issue
          from 60,000,000  to 120,000,000,  the first
          paragraph  of   Article   FOURTH   of   the
          Certificate  of   Incorporation  is  hereby
          amended to read as follows:

          "FOURTH: The  aggregate  number  of  shares
          which the  Corporation shall have authority
          to   issue   is   130,800,000,   of   which
          120,000,000 shares of the par value of one dollar ($1) per share shall be designated as Common Stock and 10,800,000 shares of the par value of one dollar ($1) shall be designated as Preferred Stock."

     4.   The  amendment   of  the   Certificate   of
          Incorporation was  authorized, pursuant  to
          Section 803(a)  of the Business Corporation
          Law, by vote of the Board of Directors at a
          meeting duly convened and held on March 26,
          1996, and  by vote  of  the  holders  of  a
          majority  of   all  outstanding  shares  of
          common and preferred stock entitled to vote thereon at a meeting of shareholders duly convened and held on May 21, 1996.


     IN WITNESS  WHEREOF, the undersigned hereby affirm that

the statements  made herein  are true under the penalties of perjury this 21st day of May, 1996.

                              /s/Gordon E. Crosby, Jr.
                              ________________________
                              Gordon E. Crosby, Jr.
                              Chairman of the Board

                              /s/ Richard G. Hohn
                              ___________________
                              Richard G. Hohn
                              Secretary
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